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                                                                  Exhibit 23.2


[NETHERLAND SEWELL & ASSOCIATES, INC. LETTERHEAD]





             CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We consent to the use in the Registration Statement on Form S-3 and Prospectus of Patina Oil & Gas Corporation relating to the offer and sale of up to 8,625,000 shares of Common Stock of our name, and the statements with respect to us, as appearing under the headings "Business" and "Experts" in the Prospectus.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Frederic D. Sewell
                                            ----------------------
                                            Frederic D. Sewell
                                            President



Dallas, Texas
July 30, 1997